SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2005

COAST FINANCIAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-50433	14-1858265
(State or Other Jurisdiction Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 – 6th Avenue, Suite 300, Bradenton, Florida	34205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 752-5900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 25, 2005, based on the recommendation of its Compensation Committee (the “Committee”), the Board of Directors (“Board of Directors”) of Coast Financial Holdings, Inc. (the “Company”) unanimously approved (a) a form of Indemnification Agreement (“Indemnification Agreement”) to be provided by the Company to each of its directors, its president and chief executive officer, and its chief financial officer, and (b) the award to each of its non-employee directors of nonqualified stock options (“Director Options”) to purchase up to 1,000 shares of the Company’s common stock.

The Indemnification Agreements provide for the maximum indemnity permitted for directors and officers under Section 607.0850 of the Florida Business Corporation Act (“FBCA”) and our Articles of incorporation and Bylaws, as well as additional procedural protections. The Indemnification Agreements require the Company to indemnify the directors and certain officers against liabilities that may arise by reason of their status or service as directors or officers of the Company or its subsidiaries or affiliates, other than liabilities arising from wilfull misconduct or other acts which are not indemnifiable under Section 607.0850 under the FBCA. The Indemnification Agreements also require the Company to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified, and to maintain directors’ and officers’ insurance if available under reasonable terms. A copy of the form of Indemnification Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Director Options approved by the Board will not be officially granted or effective until, and will not be issued prior to, the close of business on November 2, 2005. The Company has eight non-employee directors. As a result, an aggregate of 8,000 shares of the Company’s common stock will be subject to the Director Options. The option exercise price will be the closing price of the Company’s common stock as quoted on the Nasdaq Stock Market at the close of business on November 2, 2005. The options will be issued under the Company’s 2005 Stock Incentive Plan (the “2005 Plan”). Each option will be immediately exercisable for a 10 year period beginning on the date of grant and will be subject to the terms of the 2005 Plan and the individual stock option agreements evidencing such awards. The Director Options will be in the form of the Non-qualified Stock Option Agreement included as Exhibit 10.2 to the Company’s Form 8-K filed on October 14, 2005. The foregoing summary of the terms of the stock option awards is qualified in its entirety by reference to the complete text of the 2005 Plan and the individual Incentive Stock Option Agreements.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 – Form of Indemnification Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COAST FINANCIAL HOLDINGS, INC.

Date: October 27, 2005	By:	/s/ Brian F. Grimes
Brian F. Grimes
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnification Agreement.